Exhibit 5.1

October 3, 2017

Alta Mesa Holdings, LP

Alta Mesa Finance Services Corp.

15021 Katy Freeway, Suite 400

Houston, Texas 77094

Re:	Registration Statement on Form S-4; Offer to Exchange up to $500,000,000 of 7.875% Senior Notes due 2024 that have not been registered under the Securities Act of 1933 for up to $500,000,000 of 7.875% Senior Notes due 2024 that have been registered under the Securities Act of 1933.

Ladies and Gentlemen:

We have acted as counsel for Alta Mesa Holdings, LP, a Texas limited partnership (the “Partnership”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) by the Partnership, Alta Mesa Finance Services Corp., a Delaware corporation (the “Co-Issuer” and together with the Partnership, the “Issuers”), and the guarantors listed on Schedule I hereto (the “Guarantors”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-4 (the “Registration Statement”) by the Issuers and the Guarantors relating to (i) up to $500,000,000 aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2024 (the “Notes”), and (ii) guarantees of Notes by the Guarantors (the “Subsidiary Guarantees” and, together with the Notes, the “Securities”) that may be issued and sold in exchange for currently outstanding 7.875% Senior Notes due 2024 in the original principal amount of $500,000,000

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the certificate of formation and partnership agreement, each as amended to date, of the Partnership; (ii) the certificate of incorporation and bylaws, each as amended to date, of the Co-Issuer; (iii) the organizational documents, each as amended to date, of each of the Guarantors; (iv) Indenture dated as of December 8, 2016, as amended (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) pursuant to which the Securities may be issued; (v) the Registration Statement and all exhibits thereto; and (vi) such other corporate records of the Issuers and the Guarantors as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Issuers and/or the Guarantors contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Issuers and/or the Guarantors.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iv) that all agreement or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto other than the Issuers and the Guarantors; and (v) that all factual information on which we have relied was accurate and complete.

Haynes and Boone, LLP

Attorneys and Counselors

1221 McKinney, Suite 2100

Houston, Texas 77010

Phone: 713.547.2000

Fax: 713.547.2600

We have also assumed that (i) the Issuers and the Guarantors will continue to be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; and (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Indenture.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Notes and the Subsidiary Guarantees constitute valid and binding obligations of the Issuers and the Guarantors, respectively, and are enforceable against the Issuers and the Guarantors, respectively, in accordance with their terms.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances; and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In rendering the opinions, we have assumed that, at the time of the sale of the Securities, there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law); (ii) obligations of good faith and fair dealing under New York law; (iii) provisions purporting to make a guarantor primarily liable rather than as a surety; and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

To the extent that the obligations of the Issuers and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We are opining herein as to the effect on the Notes and the Subsidiary Guarantees of the federal laws of the United States, the laws of the State of Texas, the Delaware General Corporation Law and the laws of the State of New York (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law) other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP

Schedule I

GUARANTORS

Name		Jurisdiction of Formation
1.	Alabama Energy Resources LLC	Texas
2.	Alta Mesa Acquisition Sub, LLC	Texas
3.	Alta Mesa Energy LLC	Texas
4.	Alta Mesa GP, LLC	Texas
5.	Alta Mesa Services, LP	Texas
6.	AM Idaho LLC	Texas
7.	AM Michigan LLC	Texas
8.	AMH Energy New Mexico, LLC	Texas
9.	Aransas Resources, L.P.	Texas
10.	ARI Development, LLC	Delaware
11.	Buckeye Production Company, LP	Texas
12.	Cairn Energy USA, LLC	Delaware
13.	Galveston Bay Resources, LP	Texas
14.	Louisiana Exploration & Acquisitions, LP	Texas
15.	Louisiana Onshore Properties LLC	Delaware
16.	Navasota Resources, Ltd., LLP	Texas
17.	Nueces Resources, LP	Texas
18.	Oklahoma Energy Acquisitions, LP	Texas
19.	Petro Acquisitions, LP	Texas
20.	Petro Operating Company, LP	Texas
21.	TEA Energy Services LLC	Texas
22.	Texas Energy Acquisitions, LP	Texas
23.	The Meridian Production, LLC	Texas
24.	The Meridian Resource & Exploration LLC	Delaware
25.	The Meridian Resource, LLC	Delaware
26.	TMR Drilling, LLC	Texas
27.	Virginia Oil and Gas, LLC	Delaware